EXHIBIT 3.1

RESTATED ARTICLES OF INCORPORATION

OF

SPARTAN STORES, INC.

                    1.          These Restated Articles of Incorporation are adopted pursuant to the provisions of Section 642, Act 284, Public Acts of 1972, as amended.

                    2.          The present name of the Corporation is Spartan Stores, Inc.

                    3.          The corporation identification number (CID) assigned by the Bureau is: 185-372.

                    4.          The only former name of the Corporation is: The Grand Rapids Wholesale Grocery Company.

                    5.          The purpose of the Corporation is to engage in any one or more lawful acts or activities within the purposes for which corporations may be formed under the Michigan Business Corporation Act, as amended, including but not limited to the operation of a wholesale and retail grocery business and all related and incidental activities.

                    6.          The date of filing the Original Articles of Incorporation was April 16, 1918.

                    7.          The Articles of Incorporation were restated on June 18, 1990 and on August 1, 2000.

                    8.          The following Restated Articles of Incorporation supersede the previously filed Restated Articles of Incorporation of the Corporation:

ARTICLE I

NAME

                    The name of the Corporation is SPARTAN STORES, INC.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

                    The address of the Corporation's registered office in the State of Michigan is 850 76th Street, S.W., Grand Rapids, Michigan 49518. The mailing address of the current registered office of the Corporation is 850 76th Street, P.O. Box 8700, Grand Rapids, Michigan 49518. The name of its registered agent at such address is Alex J. DeYonker.

ARTICLE III

PURPOSE

                    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Michigan Business Corporation Act, as amended (the "Michigan Business Corporation Act").

ARTICLE IV

CAPITAL STOCK

                    The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of common stock, without par value ("Common Stock"), and 10,000,000 shares of preferred stock ("Preferred Stock").

                    The powers, preferences, and rights, and the qualifications, limitations, and restrictions thereof, of Common Stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences, and rights of each share of Preferred Stock and the qualifications, limitations, and restrictions thereof, are as follows:

          A.          Provisions Applicable to Common Stock.

                    1.          No Preference. Except as provided by law and the rights of any outstanding series of Preferred Stock, as in effect from time to time, none of the shares of Common Stock shall be entitled to any preferences, and each share of Common Stock shall be equal to every other share of Common Stock in every respect.

                    2.          Dividends. After payment or declaration of full dividends on all shares having a priority over the Common Stock as to dividends, and after making all required sinking or retirement fund payments, if any, on all classes of Preferred Stock and on any other stock of the Corporation ranking as to dividends or assets prior to the Common Stock, dividends on the shares of Common Stock may be declared and paid, but only when and as determined by the Board of Directors.

                    3.          Rights on Liquidation. On any liquidation, dissolution, or winding up of the affairs of the Corporation, after there shall have been paid to or set aside for the holders of all shares having priority over the Common Stock the full preferential amounts to which they are respectively entitled, the holders of the Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its shareholders.

                    4.          Voting. At all meetings of shareholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by him, her, or it.

                    5.          No Preemptive Rights. The holders of Common Stock shall not have any preemptive or other preferential right to additional shares of the Corporation.

          B.          Provisions Applicable to Preferred Stock:

                    1.          Provisions to be Fixed by the Board of Directors. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, each with such voting powers, full or limited, or without voting powers, and with such designations, preferences, participating, conversion, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Restated Articles of Incorporation, or any amendments thereto, including (but without limiting the generality of the foregoing) the following:

                    a.          The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                    b.          The stated value of the shares of such series.

                    c.          The dividend rate or rates on the shares of such series and the relation that such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the period, in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

                    d.          Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of the Corporation or of any other corporation, and whether redeemable at the option of the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

                    e.          The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                    f.          Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether and upon what conditions such fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other purposes and the terms and provisions relative to the operation thereof.

                    g.          Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation or any other corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                    h.          The voting powers, if any, of the shares of such series, and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

                    i.          Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences, or rights of any such other series.

                    j.          Any other preferences, privileges, and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of these Restated Articles of Incorporation.

                    2.          Provisions Applicable to All Preferred Stock.

                    a.          All Preferred Stock shall rank equally and be identical in all respects except as to the matters permitted to be fixed by the Board of Directors, and all shares of any one series thereof shall be identical in every particular except as to the date, if any, from which dividends on such shares shall accumulate.

                    b.          Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired, or surrendered to the Corporation, or that have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the Michigan Business Corporation Act be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS; CLASSIFICATION;
VACANCIES; NOMINATIONS

          A.          The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of at least seventy-five percent (75%) of the entire Board of Directors. The number of directors of the Corporation shall not be less than three (3).

          B          The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. At each annual meeting of the shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Regardless of anything to the contrary in these Restated Articles of Incorporation, commencing with the annual meeting of shareholders that is held in calendar year 2011 (the "2011 Annual Meeting"), the directors shall be elected annually for terms of one year, except that any director in office at the 2011 Annual Meeting whose term expires at the annual meeting of shareholders held in calendar year 2012 or calendar year 2013 shall continue to hold office until the end of the term for which such director was elected and until such director's successor shall have been elected and qualified. Accordingly, at the 2011 Annual Meeting, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2012 and until such directors' successors shall have been elected and qualified. At the annual meeting of shareholders that is held in calendar year 2012, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the annual meeting of shareholders that is held in calendar year 2013 and until such directors' successors shall have been elected and qualified. At the annual meeting of shareholders in the calendar year 2013 and each annual meeting occurring thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors' successors shall have been elected and qualified.

          C.          Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any director chosen to fill a vacancy shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing and subject to paragraph B. of this Article V, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Notwithstanding the foregoing, if the holders of any class or series of preferred stock are entitled to elect one or more directors to the exclusion of other shareholders, vacancies of any directorship elected by that class or series may be filled only by majority vote of the directors elected by that class or series then in office, whether or not a quorum, or by the holders of that class or series. Subject to paragraph B. of this Article V, when the number of directors is changed, any newly created or eliminated directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          D.          Nominations of directors of the Corporation shall be made in accordance with the following:

                    1.          Nominations of candidates for election to the Board of Directors of the Corporation at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by any shareholder of a class entitled to vote at such Election Meeting, as provided in (2) and (3), immediately below.

                    2.          Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation, each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statements soliciting proxies for his or her election as a director.

                    3.          A shareholder of record of shares of a class entitled to vote at an Election Meeting may make a nomination at the Election Meeting if and only if the shareholder shall have delivered timely notice to the Secretary of the Corporation setting forth (a) the name, age, business address, and residence address of each nominee proposed in such notice; (b) the principal occupation or employment of each such nominee; (c) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee; (d) a statement that the nominee is willing to be nominated; and (e) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the date of notice of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice in the case of a special meeting.

                    4.          If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void and all votes cast in favor of election of a person so nominated shall be disregarded.

          E.          A director may be removed from office at any time, but only for cause, if and only if removal is approved as set forth in this Article V. Except as may be provided otherwise by law, cause for removal shall exist if and only if: (1) the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (2) such director has been adjudicated by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to a direct appeal; (3) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetency directly affects his ability as a director of the Corporation; or (4) the director's actions or failure to act are deemed by the Board of Directors to be in derogation of the director's duties. Removal for cause, as cause is defined in (1) or (2) above, must be approved by vote of a majority of the total number of directors or by vote of the holders of a majority of the shares of the corporation then entitled to be voted at an Election Meeting. Removal for cause, as cause is defined in (3) or (4) above, must be approved by at least seventy-five percent (75%) of the total number of directors. For purposes of this paragraph, the total number of directors will not include the director who is the subject of the removal determination, nor will such director be entitled to vote thereon.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

                    Directors and executive officers of the Corporation shall be indemnified as of right, and shall be entitled to the advancement of expenses, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, or proceeding (whether brought by or in the name of the Corporation, one of its subsidiaries, or otherwise and whether formal or informal) arising out of their service to the Corporation or one of its subsidiaries, or to another organization at the request of the Corporation or one of its subsidiaries. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer, or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be deemed contractual and shall be applicable to actions, suits, or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers, and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors, and administrators of the directors, officers, and other persons referred to in this Article. Changes in these Restated Articles of Incorporation or in the bylaws reducing the scope of indemnification shall not apply to actions or omissions occurring before such change.

ARTICLE VII

LIMITATION ON DIRECTOR LIABILITY

                    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director, except that a director's liability is not limited for:

          A.          the amount of a financial benefit received by a director to which he or she is not entitled;

          B.          intentional infliction of harm on the Corporation or its shareholders;

          C.          a violation of Section 551(1) of the Michigan Business Corporation Act; or

          D.          intentional criminal act.

                    If the Michigan Business Corporation Act is amended to further eliminate or limit the liability of a director, then a director of the Corporation (in addition to the circumstances in which a director is not personally liable as set forth in the preceding paragraph) shall, to the fullest extent permitted by the Michigan Business Corporation Act, as so amended, not be liable to the Corporation or its shareholders. No amendment to or modification or repeal of this Article shall increase the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, modification or repeal.

ARTICLE VIII

BOARD EVALUATION OF TAKEOVER PROPOSALS

                    The Board of Directors shall not initiate, approve, authorize, adopt, or recommend any offer of any party other than the Corporation to make a tender or exchange offer for any equity security of the Corporation, or to engage in any Business Reorganization as defined in this Article, unless and until it shall have first evaluated the proposed offer and determined in its judgment that the proposed offer would be in compliance with all applicable laws. In evaluating a proposed offer to determine whether it would be in compliance with law, the Board of Directors shall consider all aspects of the proposed offer, including the manner in which the offer is proposed to be made, the documents proposed for the communication of the offer, and the effects and consequences of the offer if consummated, in light of the laws of the United States of America and affected states and foreign countries. In connection with this evaluation, the Board may seek and rely upon the opinion of independent legal counsel; and it may test the legality of the proposed offer in any state, federal, or foreign court or before any state, federal, or foreign administrative agency that may have jurisdiction. If the Board of Directors determines in its judgment that a proposed offer would be in compliance with all applicable laws, the Board of Directors shall then evaluate the proposed offer and determine whether the proposed offer is in the best interest of the Corporation and its shareholders, and the Board of Directors shall not initiate, approve, adopt, or recommend any such offer that, in its judgment, would not be in the best interest of the Corporation and its shareholders.

          A.          In evaluating a proposed offer to determine whether it would be in the best interest of the Corporation and its shareholders, the Board of Directors shall consider all factors that it deems relevant including, without limitation:

                    1.          The fairness of the consideration to be received by the Corporation and its shareholders under the proposed offer, taking into account the trading price of the Corporation's stock immediately prior to the announcement of the proposed offer, the historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over the trading price of their securities which have been proposed or offered to other companies in the past in connection with similar offers, and the future prospects of the corporation;

                    2.          The possible social and economic impact of the proposed offer and its consummation on the Corporation and its employees, customers, and suppliers;

                    3.          The possible social and economic impact of the proposed offer and its consummation on the communities in which the Corporation and its Subsidiaries operate or are located;

                    4.          The business, financial condition, and earning prospects of the offering party, including, but not limited to, debt service and other existing or likely financial obligations of the offering party;

                    5.          The competence, experience and integrity of the offering party and its management; and

                    6.           The intentions of the offering party regarding the use of the assets of the corporation to finance the transaction.

          B.          For purposes of this Article, the term "Business Reorganization" shall mean:

                    1.          Any merger or consolidation of the Corporation with or into another entity or any majority share acquisition involving the Corporation;

                    2.          Any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity;

                    3.          Any liquidation or dissolution of the Corporation;

                    4.          Any reorganization or recapitalization of the Corporation which would result in a change of control of the Corporation; or

                    5.          Any transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract or other arrangement providing for any of the foregoing.

ARTICLE IX

MICHIGAN CONTROL SHARE ACT

          A.          The Corporation shall be governed by Chapter 7B (Section 790 through Section 799) of the Michigan Business Corporation Act.

          B.          The Corporation may redeem at the fair value of the shares any control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Corporation, at any time during the period ending sixty (60) days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person.

          C.          After an acquiring person statement has been filed and after the meeting which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Corporation at the fair value of the shares unless the shares are accorded full voting rights by the shareholders pursuant to Section 798 of the Michigan Business Corporation Act.

          D.          A redemption of shares by the Corporation pursuant to Section A or B of this Article shall be made upon election to redeem by the Board of Directors. Written notice of the election shall be sent to the acquiring person within seven (7) days after the election is made. The determination of the Board of Directors as to fair value shall be conclusive. Payment shall be made for the control shares subject to redemption within thirty (30) days after the election to redeem is made at a date and place selected by the Board of Directors. The Board of Directors may adopt additional procedures to accomplish a redemption.

          E.          This Article is adopted pursuant to Section 799 of the Michigan Business Corporation Act. The terms used in this Section shall have the meanings ascribed to them in Section 799.

ARTICLE X

BUSINESS COMBINATIONS

                    Any merger or consolidation of the Corporation with or into any other corporation, any combination or majority share acquisition involving the Corporation, or any dissolution, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity, shall require the affirmative vote of the holders of at least two-thirds (2/3) of each class or classes of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote ("Voting Stock"). The provisions of this Article X shall not apply to any transaction described in the preceding sentence which has been approved by resolution adopted by the Directors at a meeting of the Board of Directors of the Corporation at which a quorum is present.

                    The Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this Article X, on the basis of information then known to it, whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all the assets of the Corporation. Any such determination by the Board shall be conclusive and binding for all purposes of this Article X.

ARTICLE XI

CREDITOR ARRANGEMENTS

                    When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

ARTICLE XII

AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

                    The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute and these Restated Articles of Incorporation, and all rights conferred upon shareholders herein are granted subject to this reservation; provided, however:

          A.          Supermajority-In General. No amendment to these Restated Articles of Incorporation shall alter, modify, or repeal any or all of the provisions of Articles V, VI, VII, VIII or IX of these Restated Articles of Incorporation, or this Section A of Article XII unless such amendment, alteration, modification, or repeal is adopted by the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock; provided, that this Section A shall not apply to, and such 2/3 vote shall not be required for, any amendment, alteration, modification, or repeal that has first been approved by the affirmative vote of 80% of the entire Board of Directors.

          B.          Supermajority-Certain Provisions. No amendment to these Restated Articles of Incorporation shall alter, modify, or repeal any or all of the provisions of Article X of these Restated Articles of Incorporation, or this Section B of this Article, unless approved by the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock.

ARTICLE XIII

AMENDMENT OF BYLAWS

                    The bylaws of the Corporation may be amended, altered, or repealed, or new bylaws may be adopted at any time by the Board of Directors without shareholder approval. The bylaws of the Corporation may not be amended, altered, or repealed, or new bylaws adopted, by the shareholders of the Corporation except upon the affirmative vote of at least two-thirds (2/3) of the total voting power of all shares of stock entitled to vote in the election of directors, voting together as a single class at an annual or special meeting of shareholders.

                    These Restated Articles of Incorporation were duly adopted by the shareholders of the Corporation in accordance with Section 642 of Act 284, Public Acts of 1972, as amended. The necessary number of votes as required by statute were voted in favor of these Restated Articles of Incorporation.